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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                        April 20, 1998 (April 17, 1998)


                          Commission File No. 0-11772
                                              -------

                             NU-TECH BIO-MED, INC.
                             ---------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                      25-1411971
           --------                                      ----------
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation of organization)


476 Main Street, Suite 3-DFL, Wakefield, Rhode Island           02879
-----------------------------------------------------           -----
(Address of principal executive offices)                     (Zip Code)



       Registrant's telephone number, including area code: (401) 789-9995



                  --------------------------------------------

         (Former name or former address, if changed since last report.)






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ITEM 5.    OTHER EVENTS

        The Company has been advised, by letter dated April 17, 1998, from The Nasdaq Stock Market, that Nasdaq has commenced proceedings to delist the Company's Common Stock from inclusion in the SmallCap Market of The Nasdaq Stock Market by reason of the inability of the Company to file its Annual Report on Form 10-KSB for the year ended December 31, 1997. The Company has requested a hearing with respect to the delisting proceedings. If the request for a hearing is denied, the Common Stock will be delisted as of the opening of business on April 24, 1998. Even if a hearing is granted, there is no assurance that the Company will be able to maintain the listing of the Common Stock. Commencing April 21, 1998, and pending a final decision concerning delisting, the Company's symbol on Nasdaq will be "NTBME."

        The inability of the Company to file its Annual Report on Form 10-KSB was occasioned because the audit of the Company's financial statements for the year ended December 31, 1997, has been delayed by reason of a pending change in the Company's independent auditors.










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                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                                NU-TECH BIO-MED, INC.


                                            By: /s/ J. Marvin Feigenbaum
                                                ------------------------
                                                J. Marvin Feigenbaum
                                                Chairman of the Board,
                                                President, Chief Executive
                                                and Chief Financial Officer


Dated: April 20, 1998






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